           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)





                                                    Three Months Ended      Six Months Ended
                                                          JUNE 30               JUNE 30
                                                   --------------------    --------------------
                                                     1997        1996        1997        1996
                                                   --------    --------    --------    --------

Net sales. . . . . . . . . . . . . . . . . . . .   $481,334    $411,945    $956,807    $797,456

Costs and expenses:
 Cost of products sold . . . . . . . . . . . .      379,113     315,961     759,171     618,682
 Selling, general and
   administrative expenses . . . . . . . . . . .     47,310      48,376     101,698      93,517
 Research and development. . . . . . . . . . . .      3,282      2,816        6,716       6,461
 Interest expense. . . . . . . . . . . . . . . .      4,854       3,484       9,272       6,233
 Other (income). . . . . . . . . . . . . . . . .       (209)       (257)       (414)     (4,795)
 Minority interest in net income . . . . . . . .      1,291       1,149       2,513       2,042
                                                   --------    --------    --------    --------

  Income before income taxes . . . . . . . . . .     45,693      40,416      77,851      75,316

   Taxes based on income - cash. . . . . . . . .     16,502      14,225      28,627      27,066
   Taxes based on income - deferred. . . . . . .      1,198         975       1,373       1,334
                                                   --------    --------    --------    --------
Net income . . . . . . . . . . . . . . . . . . .   $ 27,993    $ 25,216    $ 47,851    $ 46,916
                                                   --------    --------    --------    --------
                                                   --------    --------    --------    --------


Earnings per share of common stock . . . . . . .   $    .52    $    .47    $    .89    $    .88
                                                   --------    --------    --------    --------
                                                   --------    --------    --------    --------


Cash dividends paid per share of common stock. .   $    .20    $    .18    $    .40    $    .36
                                                   --------    --------    --------    --------
                                                   --------    --------    --------    --------


Average common shares and common
 stock equivalents outstanding . . . . . . . . .     53,914      53,337      53,926      53,270
                                                   --------    --------    --------    --------
                                                   --------    --------    --------    --------


           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS OF DOLLARS)


                                                                                      Jun 30          Dec 31
                                  ASSETS                                               1997            1996
                                  ------                                             ----------     ----------
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   16,589     $   10,223
Accounts receivable - net. . . . . . . . . . . . . . . . . . . . . . . . . . . .        243,475        216,740
Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,589        200,397
Prepaid expenses and deferred charges. . . . . . . . . . . . . . . . . . . . . .         39,477         39,561
                                                                                     ----------     ----------

       Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . .        500,130        466,921
                                                                                     ----------     ----------

Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . .        634,648        583,491

Excess of cost of investments in
  subsidiaries over net assets acquired. . . . . . . . . . . . . . . . . . . . .        150,937        108,928
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,289          9,455
                                                                                     ----------     ----------
       Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        164,226        118,383
                                                                                     ----------     ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $1,299,004     $1,168,795
                                                                                     ----------     ----------
                                                                                     ----------     ----------

       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------

Current portion of long-term debt. . . . . . . . . . . . . . . . . . . . . . .       $    4,996     $    1,706
Short-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,178          3,006
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        179,331        164,638
Accrued salaries and wages . . . . . . . . . . . . . . . . . . . . . . . . . . .         34,797         34,163
Accrued income and other taxes . . . . . . . . . . . . . . . . . . . . . . . . .         15,099         10,932
                                                                                     ----------     ----------
       Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . .        235,401        214,445

Long-term debt, less current portion . . . . . . . . . . . . . . . . . . . . . .        308,075        241,077
Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         58,306         56,661
Other liabilities and deferred credits . . . . . . . . . . . . . . . . . . . . .         58,776         57,726
                                                                                     ----------     ----------
       Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .        660,558        569,909
                                                                                     ----------     ----------

Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31,230         31,789
STOCKHOLDERS' EQUITY:
   Common stock (58,643,557 and 57,897,316 shares) . . . . . . . . . . . . . . .          5,864          5,790
   Capital in excess of par value. . . . . . . . . . . . . . . . . . . . . . . .        174,562        149,481
   Retained income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        587,677        561,049
   Cumulative translation adjustment . . . . . . . . . . . . . . . . . . . . . .         (1,346)         6,588
   Common stock held in treasury (5,640,842 and 5,536,617 shares). . . . . . . .       (159,541)      (155,811)
                                                                                     ----------     ----------
       Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . .        607,216        567,097
                                                                                     ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . . .     $1,299,004     $1,168,795
                                                                                     ----------     ----------
                                                                                     ----------     ----------

          EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)


                                                                                          Six Months Ended
                                                                                               June 30
                                                                                     -------------------------
                                                                                        1997           1996
                                                                                     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   47,851     $   46,916
NON-CASH ITEMS:
   Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . .         41,249         34,514
   Minority interest in net income . . . . . . . . . . . . . . . . . . . . . . .          2,513          2,042
   Deferred income taxes, non-current portion. . . . . . . . . . . . . . . . . .          1,361          1,097
   (Gain) loss on sale of property and equipment . . . . . . . . . . . . . . . .           (118)           157
                                                                                     ----------     ----------

Cash provided by operations. . . . . . . . . . . . . . . . . . . . . . . . . . .         92,856         84,726

Change in working capital, net of effects of
  acquisitions and dispositions. . . . . . . . . . . . . . . . . . . . . . . . .        (23,097)       (30,958)
Net change in deferred charges and credits . . . . . . . . . . . . . . . . . . .         (7,714)         4,423
                                                                                     ----------     ----------

Net cash provided by operating activities. . . . . . . . . . . . . . . . . . . .         62,045        58,191
                                                                                     ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
Additions to property and equipment. . . . . . . . . . . . . . . . . . . . . . .        (73,893)       (48,870)
Business acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (6,945)       (63,393)
Business divestiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27,984         12,752
Proceeds from sale of property and equipment . . . . . . . . . . . . . . . . . .          1,577          1,161
Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (33)            16
                                                                                     ----------     ----------

Net cash used in investing activities. . . . . . . . . . . . . . . . . . . . . .        (51,310)       (98,334)
                                                                                     ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
Change in long-term debt excluding debt assumed in
  business acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21,290         68,725
Change in short-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,665           (906)
Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (21,223)       (18,938)
Subsidiary dividends to minority stockholders. . . . . . . . . . . . . . . . . .         (1,835)        (1,841)
Common stock purchased for the treasury. . . . . . . . . . . . . . . . . . . . .         (3,730)             0
Stock incentive programs and related tax effects . . . . . . . . . . . . . . . .             51            115
                                                                                     ----------     ----------

Net cash (used) provided by financing activities . . . . . . . . . . . . . . . .         (3,782)        47,155
                                                                                     ----------     ----------

Effect of exchange rates on cash . . . . . . . . . . . . . . . . . . . . . . . .           (587)        (1,998)
                                                                                     ----------     ----------

Net increase in cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    6,366     $    5,014
                                                                                     ----------     ----------
                                                                                     ----------     ----------


           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS




                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

        It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1996.



TAXES BASED ON INCOME

        The Company's 1996 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.